                               EXHIBIT (a)(1)(E)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
        ALL OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
          AND ALL OUTSTANDING CLASS A COMMON STOCK PURCHASE WARRANTS

                                      OF

                        AMERICAN COUNTRY HOLDINGS INC.

                                      AT

                          $2.10 NET PER COMMON SHARE

                        $12.00 NET PER PREFERRED SHARE

                                      AND

             $0.175 NET PER CLASS A COMMON STOCK PURCHASE WARRANT

                                      BY

                            KFS ACQUISITION CORP.,
                         A WHOLLY-OWNED SUBSIDIARY OF

                       KINGSWAY FINANCIAL SERVICES INC.


 THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
            ON MONDAY, APRIL 1, 2002, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated February 27, 2002 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time constitute the "Offer") in connection with the offer by Kingsway Financial Services Inc., an Ontario corporation ("Kingsway") through KFS Acquisition Corp., a Delaware corporation (the "Purchaser"), and an indirect wholly-owned subsidiary of Kingsway, to purchase for cash all of the shares of Common Stock, par value $0.01 per share (the "Common Shares"), all of the shares of Series A Convertible Preferred Stock, par value $0.10 per share (the "Preferred Shares") and all of the Class A Common Stock Purchase Warrants (the "Class A Warrants"), of American Country Holdings Inc., a Delaware corporation (the "Company"). Unless the context requires otherwise, all references to "Shares" in this letter mean Common Shares and Preferred Shares, all references to "Warrants" in this letter mean Class A Warrants, and all references to "Securities" in this letter mean Shares and Warrants. We are the holder of record of Securities held for your account. A tender of such Securities can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Securities held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Your attention is invited to the following:

  1. The tender price is (a) $2.10 per Common Share, (b) $12.00 per Preferred Share, plus any Accrued Dividend Amount (calculated as described in the Offer to Purchase) and (c) $0.175 per Class A Warrant, in each case net to you in cash.

  2. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Monday, April 1, 2002, unless the Offer is extended.

  3. The Offer is conditioned upon, among other things, the following:

    . there being validly tendered and not withdrawn prior to the expiration date of the Offer the number of Shares representing, together with the Shares owned by Kingsway and its subsidiaries, at least a majority of the total voting stock of the Company on a fully diluted basis;

    . Kingsway and the Purchaser being satisfied, in their sole discretion, that the restrictions on business combinations contained in Section 203 of the Delaware General Corporation Law would not apply to Kingsway or the Purchaser in connection with the Offer or the Proposed Merger (as a result of action by the Company's board of directors, the ownership by Kingsway upon consummation of the Offer of at least 85% of the outstanding voting stock of the Company (other than shares held by directors who are also officers of the Company and certain employee stock plans of the Company) or otherwise);

    . Kingsway and the Purchaser having obtained all insurance regulatory approvals, including the approval of the Illinois Director of Insurance, necessary for their acquisition of control over the Company and its insurance subsidiaries on terms and conditions satisfactory to Kingsway and the Purchaser, in their sole discretion; and

    . the Company not entering into or effectuating any agreement or transaction with any person or entity having the effect of impairing Purchaser's ability to acquire the Company or otherwise diminishing the expected economic value to Kingsway of the acquisition of the Company.

  4. The Offer is not conditioned upon the receipt of financing.

  5. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Securities, all such Securities will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Securities in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

  Payment for Securities purchased pursuant to the Offer will in all cases be made only after timely receipt by LaSalle Bank National Association (the "Depositary") of (a) certificates representing the Securities tendered or, if applicable, timely confirmation of the book-entry transfer of such Securities into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in
Section 4 of the Offer to Purchase, (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering securityholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Securities into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary. Preferred Shares and Class A Warrants may not be tendered by book-entry transfer, and neither book-entry confirmations nor Agent's Messages are available with respect to Preferred Shares and Class A Warrants.

                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH

                    ALL OUTSTANDING SHARES OF COMMON STOCK
        ALL OUTSTANDING SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK
          AND ALL OUTSTANDING CLASS A COMMON STOCK PURCHASE WARRANTS

                                      OF

                        AMERICAN COUNTRY HOLDINGS INC.

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated February 27, 2002, and the related Letter of Transmittal, in connection with the offer by Kingsway through Purchaser to purchase all of the shares of Common Stock, $0.01 par value per share (the "Common Shares"), all of the shares of Series A Convertible Preferred Stock, par value $0.10 per share (the "Preferred Stock") and all of the Class A Common Stock Purchase Warrants (the "Class A Warrants") of American Country Holdings Inc. (the "Company"). Unless the context requires otherwise, "Shares" means Common Shares and Preferred Shares, "Warrants" means Class A Warrants, and "Securities" means Shares and Warrants.

  This will instruct you to tender the number of Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[_]By checking this box, all Securities held by you for our account, including fractional shares or warrants, will be tendered in the Offer. If fewer than all Securities are to be tendered, we have checked the box below and indicated the aggregate number of Securities to be tendered by you.

[_]        Common Shares*

[_]        Preferred Shares*

[_]        Class A Warrants*

--------
* Unless otherwise indicated, it will be assumed that all Securities held by us for your account are to be tendered.

                                   SIGN HERE
 Signature(s): _____________________________________________________________
 Name(s): __________________________________________________________________
 Address: __________________________________________________________________
 ---------------------------------------------------------------------------
 Social Security or Taxpayer ID No.: _______________________________________
 Dated: __________________


                                       3